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                                 EXHIBIT (h)(3)


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                                                Dated:___________________ , 1999



                           FORM OF AMENDED SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                        BETWEEN AMSOUTH MUTUAL FUNDS AND
                              ASO SERVICES COMPANY
                               DATED APRIL 1, 1996



Name of Fund                                          Compensation*
------------                                          -------------


AmSouth Prime Obligations Fund, AmSouth               Annual Rate of twenty one-
U.S. Treasury Fund, AmSouth Tax Exempt                hundredths of one percent
Fund, AmSouth Equity Fund, AmSouth                    (0.20%) of each such
Regional Equity Fund, AmSouth Balanced Fund,          Fund's average daily net
AmSouth Bond Fund, AmSouth Limited                    assets
Maturity Fund, AmSouth Municipal Bond Fund,
AmSouth Government Income Fund, AmSouth
Florida Tax-Free Fund, AmSouth Capital
Growth Fund, AmSouth Small Cap Fund,
AmSouth Equity Income Fund, AmSouth
Enhanced Market Fund, AmSouth Select
Equity Fund, AmSouth International Equity
Fund, AmSouth Mid-Cap Equity Fund,
AmSouth Growth Opportunities Fund, AmSouth
Large-Cap Equity Fund, AmSouth Limited
Term U.S. Government Fund, AmSouth
Tennessee Tax-Exempt Fund, AmSouth Limited
Term Tennessee Tax-Exempt Fund,
AmSouth Aggressive Growth Portfolio,
AmSouth Growth Portfolio, AmSouth Growth &
Income Portfolio, AmSouth Moderate Growth
& Income Portfolio, AmSouth Current
Income Portfolio



AmSouth Institutional Prime Obligations Fund and      Annual Rate of ten one-
AmSouth Institutional U.S. Treasury Fund and          hundredths of one percent
AmSouth U.S. Treasury Money Market Fund               (0.10%) of each such
                                                      Fund's average daily net
                                                      assets





--------------------
*All fees are computed daily and paid periodically.
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                                                       AMSOUTH MUTUAL FUNDS

                                                By:_____________________________

                                               Title:___________________________


                                                       ASO SERVICES COMPANY

                                               By:______________________________

                                              Title:____________________________